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                                                                      Exhibit 23



                        CONSENT OF INDEPENDENT AUDITORS



We consent to the incorporation by reference in Registration Statements Number 2-89224, Number 33-16242, Number 33-42333, Number 33-55932, Number 33-42334,
Number 33-52835, Number 33-52959, and Number 33-53395 all on Form S-8, Registration Statements Number 33-38268, Number 33-33508, Number 33-39303, Number 33-47785, Number 33-51407, Number 33-57169, Number 33-55485 and Number
33-52495 all on Form S-3, and Registration Statement Number 33-56955 on Form S-4 of First Bank System, Inc. and in the related Prospectuses of our report dated January 24, 1995, with respect to the supplemental consolidated financial statements of First Bank System, Inc. included in the Current Report (Form 8-K) dated March 3, 1995.

                                                /s/ Ernst & Young LLP

Minneapolis, Minnesota
March 3, 1995